Our Ref: AB/CM/JAS/A6067-A03462 Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19 Bermuda Dear Addressee ASPEN INSURANCE HOLDINGS LIMITED We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with the preparation and filing with the Securities and Exchange Commission of an automatic shelf registration statement on Form F-3 (the “Registration Statement”) pursuant to which Aspen Insurance Holdings Limited (the “Company”) is registering, under the Securities Act of 1933 (as amended), securities comprising preference shares ("Preference Shares"), depository shares representing Preference Shares and Senior Debt Securities or Subordinated Debt Securities (together, the Senior Debt Securities and Subordinated Debt Securities, the "Debt Securities") (all as described in the Registration Statement and collectively referred to as the “Securities”) to be offered for sale or issue from time to time, in amounts, at prices and on terms to be determined at the time of each offering, by the Company. For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1. In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified. We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we give the following opinions in relation to the matters set out below. 1. The Company is an exempted company duly incorporated under the Companies Act, 1981 (as amended) (the "Companies Act") and validly exists as a company limited by shares in Bermuda. Based solely on the Certificate of Compliance referred to in Schedule 1, the Company is in good standing under the laws of Bermuda. 2. The Preference Shares (including those represented by Depository Shares) when duly authorised, allotted, issued and fully paid for pursuant to the terms of the Resolutions (as defined in Schedule 1), and any other requisite resolutions of the Board of Directors in respect of any Preference Shares (including those represented by Depository Shares), and in accordance with the terms and conditions referred to or summarised Walkers (Bermuda) Limited Park Place, 55 Par La Ville Road, Hamilton HM11, Bermuda T +1 441 242 1500 www.walkersglobal.com Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jesey | London | Singapore The title of "partner' is used to refer to a consultant or employee of Walkers (Bermuda) Limited with equivalent standing and qualifications. 27833760.6.A6067.A03462 14 June 2023

WALKERS Page 2 27833760.6.A6067.A03462 in the Registration Statement and in any Prospectus Supplement issued pursuant to and as contemplated by the Registration Statement, the Preference Shares (including those represented by Depository Shares) will be validly issued, fully paid and non- assessable shares in the capital of the Company. 3. The Debt Securities (of any series) when issued and authenticated, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms. 4. The Company has full corporate power and authority to execute and deliver any documents in relation to the Securities to which it is a party or may become a party and to perform its under such documents. 5. The statements contained in the Registration Statement with regard to Bermuda law under the headings "Description of The Preference Shares" and "Description of The Depository Shares", in each case to the extent such statements constitute summaries of Bermuda law, are accurate in all material respects. This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is addressed to you in connection with the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the Securities as described in the Registration Statement and is not to be relied upon in respect of any other matter. We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement as Exhibit 5.2 and to reference this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, and we hereby consent thereto. This opinion shall be construed in accordance with the laws of Bermuda. Yours faithfully WALKERS (BERMUDA) LIMITED

WALKERS Page 3 SCHEDULE 1 LIST OF DOCUMENTS EXAMINED 1. The Certificate of Incorporation dated 23 May 2002, the Certificate of Incorporation on Change of Name as issued on 26 November 2002, the Memorandum of Association as registered on 23 May 2002 (the "Memorandum of Association"), Amended and Restated Bye-laws (the “Bye-laws”) of the Company in the form attached to the Secretary's Certificate (as defined below) provided to us by the Company's Secretary, Register of Members, Register of Directors and Officers, in each case of the Company, copies of which have been provided to us in the Secretary's Certificate (together the "Company Records"). 2. The public records of the Company on the Register of Companies (the "Registrar"), examined on 12 June 2023 (the "Registry Search Date"). 3. The records of proceedings appearing in the Supreme Court Cause and Judgment Book (the "Book"), and available for inspection at the Registry of the Supreme Court (the "Court Registry"), as set out in a database of issued proceedings maintained by us for the period from 1 January 2017 to 12 June 2023 (the "Court Database"), examined on 12 June 2023 (the "Court Search Date" and the Court Search Date and the Registry Search Date each a "Search Date"). 4. A Certificate of Compliance dated 13 June 2023 issued by the Registrar in relation to the Company (the "Certificate of Compliance"). 5. A certificate signed by the secretary of the Company dated 13 June 2023 (the "Secretary's Certificate"). 6. A copy of written resolutions of the Board of Directors of the Company dated 23 March 2023 (the "Board Resolutions"). 7. A copy of the final form of the Registration Statement dated 14 June 2023. 27833760.6.A6067.A03462

WALKERS Page 4 27833760.6.A6067.A03462 SCHEDULE 2 ASSUMPTIONS 1. There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Registration Statement or in any contracts or instruments, including but not limited to indentures and instruments, prepared in relation to the offer and creation of any of the Securities, as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction. 2. The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Registration Statement are genuine and are those of a person or persons given power to execute the Registration Statement under the Resolutions or any power of attorney given by the Company to execute such documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate. The Registration Statement conforms in every material respect to the latest draft of the same produced to us. 3. The Company Records are complete and accurate and all matters required by law and the Memorandum of Association and Bye-laws to be recorded therein are so recorded. 4. The Certificate of Compliance and the results of the Searches are complete, true and accurate as at the date of this opinion and, furthermore, such Searches were complete, true and accurate as at the Search Date and disclose: (a) in the case of the Register, all matters which have been filed for registration in respect of the Company at the offices of the Registrar; and (b) in the case of the Courts, all actions, suits and proceedings pending against the Company before the Courts. 5. The Board Resolutions have been duly executed by or on behalf of each director of the Company and the signatures and initials thereon are those of a person or persons in whose name the Board Resolutions have been expressed to be signed. 6. The Resolutions were duly adopted at a duly convened and quorate meeting of the board of directors of the Company and such meeting was held and conducted in accordance with the Memorandum and Bye-laws. 7. No director of the Company has an interest in, other than as disclosed in the Resolutions: (a) the transactions contemplated by the Registration Statement; or (b) any person that is a party to any of the transactions contemplated by the Registration Statement. 8. The board of directors of the Company considers (acting honestly and in good faith) the execution of any documents relating to the transactions contemplated by the Registration Statement and the transactions contemplated thereby to be in the best interests of the Company.

WALKERS Page 5 27833760.6.A6067.A03462 9. The Company was on the date of execution of any documents relating to the Registration Statement and issuance of any Securities able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by the such document is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to such document the Company will be able to pay its debts as they become due from its own moneys. 10. At the time of any issue and sale of any Securities (other than Debt Securities), such Securities will be listed on an "appointed stock exchange" as provided for under Bermuda law, or permission has been given by the Bermuda Monetary Authority for the issue and, if necessary, transfer of the relevant Securities. 11. At the time of the issue of any shares of the Company which are comprised in the Securities, the Company will have sufficient authorised and unissued share capital and will hold any relevant necessary permissions or directions of the Bermuda Monetary Authority, the Registrar and/or the Minister of Finance, or such ministry's successor (as applicable) for such issue and sale. 12. Any Supplemental Prospectus prepared in relation to the offer of any of the Securities, as contemplated by the Registration Statement, will have been duly authorised by the Board of Directors of the Company and will comply with and will have been prepared in accordance with all relevant legislation and the Constitutional Documents. 13. Any documents relating to the Registration Statement or the issuance of the Securities as contemplated by the Registration Statement are within the capacity and power of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company). 14. There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of any documents relating to the Registration Statement or the issuance of the Securities as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under such document is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction. 15. All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to any documents relating to the Registration Statement or the issuance of the Securities as contemplated by the Registration Statement outside Bermuda to ensure the legality, validity and enforceability of such documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied. 16. The Company will have full corporate power and authority to issue any Securities as contemplated by the Registration Statement and will continue to validly exist as a company limited by shares and in good standing under the laws in Bermuda at the time of such issue.

WALKERS Page 6 27833760.6.A6067.A03462 SCHEDULE 3 QUALIFICATIONS 1. The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under any document pertaining to the Securities are of a type which the courts of Bermuda enforce (the "Courts"). This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with its terms. In particular: (a) enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time; (b) enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy; (c) claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences; (d) where obligations are to be performed in a jurisdiction outside Bermuda, they may not be enforceable in Bermuda to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction; (e) in the case of an insolvent liquidation of the Company, it is likely that the liquidator will convert the Company's liabilities into USD at the exchange rate prevailing on the date on which the winding up petition is filed; (f) to the extent that any provision of any document pertaining to the Securities is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of any document pertaining to the Securities that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited; (g) to the extent that the performance of any obligation arising under any document pertaining to the Securities would be fraudulent or contrary to public policy, it will not be enforceable in the Courts; (h) a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and (i) the effectiveness of terms in any document pertaining to the Securities excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity. 2. We express no opinion upon any provisions in the Registration Statement which contains a reference to any law or statute that is not a Bermudian law or statute. 3. Our opinion as to good standing is based solely upon receipt of the Certificate of Compliance, which confirms only that the Company has neither failed to make any filing with any Bermuda

WALKERS Page 7 27833760.6.A6067.A03462 governmental authority nor failed to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register. 4. Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Registration Statement nor upon matters of fact or the commercial terms of the transactions contemplated by the Registration Statement. 5. "Non-assessability" is not a legal concept under Bermuda law. Reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be: (a) obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and (b) bound by an alteration of the Memorandum of Association or Bye-laws after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company. 6. Based on the decision in the English case of Houldsworth v City of Glasgow Bank (1880) 5 App Cas 317 HL, in the event of a misrepresentation by a company on which a member relied in agreeing to subscribe for shares in such company, the member may be entitled to rescind the share subscription agreement and thereafter claim damages against such company for any additional loss suffered as a result of the misrepresentation. Such a claim for damages will not arise unless and until the member has successfully rescinded the share subscription agreement. A member may be barred from rescinding on the grounds of delay or affirmation and if such company is wound up (whether voluntarily or compulsorily), such member will lose the right to rescind the share subscription agreement.